UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 15, 2020

THE TJX COMPANIES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-04908	04-2207613
(State or other jurisdiction	(Commission	(IRS. Employer
of incorporation)	File Number)	Identification No.)

770 Cochituate Road, Framingham, Massachusetts  01701
(Address of Principal Executive Offices) (Zip Code)
(508) 390-1000
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	TJX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On May 15, 2020, The TJX Companies, Inc. (“TJX”) entered into amendments with U.S. Bank National Association, as administrative agent, and the lenders party thereto (the “Revolver Amendments”), which amended the 2022 Revolving Credit Agreement, dated as of March 11, 2016, by and among TJX, the lenders from time to time party thereto and U.S. Bank National Association, as administrative agent, as amended, supplemented or otherwise modified (the “Amended 2022 Revolving Credit Agreement”), and the 2024 Revolving Credit Agreement, dated as of March 11, 2016, by and among TJX, the lenders from time to time party thereto and U.S. Bank National Association, as administrative agent, as amended, supplemented or otherwise modified (together with the Amended 2022 Revolving Credit Agreement, the “Amended Revolving Credit Agreements”).

Among other things, the Revolver Amendments waive the quarterly-tested leverage ratio of funded debt to earnings before interest, taxes, depreciation and amortization and rentals (“EBITDAR”) for each of the four consecutive fiscal quarter periods (a “Test Period”) ending May 2, 2020, August 1, 2020, October 31, 2020 and January 30, 2021.  When the leverage ratio covenant is re-imposed, the required level will be 5.00 to 1.00 for the Test Period ending May 1, 2021, 4.50 to 1.00 for the Test Period ending July 31, 2021, 4.00 to 1.00 for the Test Period ending October 30, 2021 and 3.50 to 1.00 for the Test Period ended January 29, 2022 and thereafter.  In addition, for purposes of determining the leverage ratio for the Test Period ending May 1, 2021, EBITDAR will be annualized for the two fiscal quarter period ending May 1, 2021, and for purposes of determining the leverage ratio for the Test Period ending July 31, 2021, EBITDAR will be annualized for the three fiscal quarter period ending July 31, 2021.

From May 15, 2020 through April 30, 2021, TJX is required to maintain minimum liquidity of at least $1.5 billion of unrestricted cash and cash equivalents and aggregate borrowing availability under both revolvers and to comply with a more restrictive liens covenant under each of the Amended Revolving Credit Agreements.  In addition, as of the last day of the fiscal quarter ending January 30, 2021, TJX will be required to have minimum EBITDAR of at least $650.0 million for such fiscal quarter.

TJX will be required to pay quarterly usage fee payments of 12.5 – 25.0 basis points on the total credit extensions under each of the Amended Revolving Credit Agreements if aggregate total credit extensions is greater than $333.3 million.

The foregoing description of the Revolver Amendments is a general description and is qualified in its entirety by reference to the full text of the Revolver Amendments, which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.02.	Results of Operations and Financial Condition.

On May 21, 2020, The TJX Companies, Inc. issued a press release that included financial results for the fiscal quarter ended May 2, 2020. A copy of the press release is furnished as Exhibit 99.1 hereto.

The information contained in this Item 2.02, and Exhibit 99.1 attached hereto, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of, or otherwise regarded as filed under, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.
No.	Description

10.1
Second Amendment to 2022 Revolving Credit Agreement, dated as of May 15, 2020, by and among The TJX Companies, Inc., the lenders party thereto and U.S. Bank National Association, as administrative agent.

10.2
Second Amendment to 2024 Revolving Credit Agreement, dated as of May 15, 2020, by and among The TJX Companies, Inc., the lenders party thereto and U.S. Bank National Association, as administrative agent.

99.1	Press Release of The TJX Companies, Inc. dated May 21, 2020.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TJX COMPANIES, INC.

Date: May 21, 2020	By:	/s/ Scott Goldenberg
	Name:	Scott Goldenberg
	Title:	Chief Financial Officer